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                                                                     Exhibit 5.1
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           [LETTERHEAD OF KAPLAN, STRANGIS AND KAPLAN APPEARS HERE]

                                 July __, 1999


Securities and Exchange Commission
Judicial Plaza
450 Fifth Street, N.W.
Washington, D.C., 20549

Ladies and Gentlemen:

     We have acted as counsel to AOA Holding LLC, a Minnesota limited liability company ("AOA Holding") and to AOA Capital Corp, a Minnesota corporation ("AOA Capital" and together with AOA Holding, the "Issuers"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuers with the Securities and Exchange Commission (the "Commission").

     The Registration Statement relates to the proposed issuance of up to $50,000,000 principal amount of 10-3/8% Senior Notes due 2006 (the "Notes") to be issued by the Issuers in exchange for their outstanding 10-3/8% Senior Notes due 2006 (the "Exchange Offer"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.
As to questions of fact material to our opinion, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral and written statements and representations of officers and other representatives of the Issuers and others, including public officials.

     We are members of the Bar of the State of Minnesota. This opinion is limited to the Business Corporation Act of the State of Minnesota, the Limited Liability Company Act of the State of Minnesota and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Minnesota.

     We have assumed that (a) the Exchange Offer will occur and be conducted in accordance with the terms, conditions, and covenants, and other provisions referred to in the Registration
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Securities and Exchange Commission
July __, 1999
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Statement, (b) all applicable provisions of the Securities Act and such state
"blue sky" or other securities laws as may be applicable have been or shall be duly complied with, and (c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

     Based on the foregoing, we are of the opinion that:

     1. AOA Holding has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Minnesota. AOA Capital has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

     2. Each of AOA Holding and AOA Capital has the requisite authority to issue the Notes.

     3. The Notes proposed to be issued pursuant to the Registration Statement will, when issued in accordance therewith, be duly and validly issued.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      Kaplan, Strangis and Kaplan, P.A.

                                      /s/ Kaplan, Strangis and Kaplan, P.A.